UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2009

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 551-0511

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 – Bankruptcy or Receivership.

On December 18, 2009, Imperial Capital Bank (the “Bank”), the principal operating subsidiary of Imperial Capital  Bancorp, Inc. (the “Company”), was closed by the California Department of Financial Institutions, and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver of the Bank.

As indicated in the FDIC press release dated December 18, 2009, subsequent to the closure, City National Bank (“City National”) assumed all of the deposits of the Bank, excluding certain brokered deposits, and purchased $3.3 billion of the Bank’s assets in a transaction facilitated by the FDIC.

On December 21, 2009, the nine branch offices of the Bank reopened as branches of City National. Customers who have questions about the foregoing matters, or who would like more information about the closure of the Bank, can visit the FDIC’s Internet website located at http://www.fdic.gov/bank/individual/failed/imperialcapital.html or call the FDIC toll-free at 1-800-613-0523.

A complete copy of the FDIC’s press release can be found on the Internet at http://www.fdic.gov/news/news/press/2009/pr09238.html.

On December 18, 2009 (the “Petition Date”), the Company filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court, Southern District of California, Case No. 09-19431-11 (the “Chapter 11 Case”). The Company continues to operate its business and manage its affairs as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Company’s Chapter 11 Case.

The Company intends to file a plan of reorganization. The Company estimates that, as of the Petition Date, its total assets were approximately $40 million and its total liabilities were approximately $130 million.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The bankruptcy filing by the Company on December 18, 2009, as reported in Item 1.03 above, has resulted in an event of default under the terms of the Company’s outstanding junior subordinated debt securities and related trust preferred securities of ITLA Capital Statutory Trust I, ITLA Capital Statutory Trust II, ITLA Capital Statutory Trust III, ITLA Capital Statutory Trust IV and ITLA Capital Statutory Trust V (collectively the “Trusts”). Upon occurrence of this event of default, the entire outstanding balance and all accrued, but unpaid, interest relating to the Company’s outstanding junior subordinated debt securities held by the Trusts became immediately due and payable. As of December 18, 2009, the aggregate outstanding balance of the Company’s outstanding junior subordinated debt securities was $86.6 million, plus accrued but unpaid interest of approximately $7.0 million as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.

Date: December 21, 2009	By:	/s/ Joseph W. Kiley, III
Joseph W. Kiley, III
President and
Chief Executive Officer